Exhibit 24
                                POWER OF ATTORNEY

Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ and MICHAEL D. MULHOLLAND, and either of them, true and lawful attorney-in-fact and agents to sign the Annual Report on Form 10-K of Barrett Business Services, Inc., a Maryland corporation, for the year ended December 31, 1996, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 12th day of March, 1997.

SIGNATURE                           TITLE


/s/ WILLIAM W. SHERERTZ             President and Chief Executive Officer
William W. Sherertz                 and Director (Principal Executive Officer)


/s/ MICHAEL D. MULHOLLAND           Vice President-Finance
Michael D. Mulholland               (Principal Financial Officer)


/s/ JAMES D. MILLER                 Controller (Principal Accounting Officer)
James D. Miller


/s/ ROBERT R. AMES                  Director
Robert R. Ames


/s/ JEFFREY L. BEAUDOIN             Director
Jeffrey L. Beaudoin


/s/ STEPHEN A. GREGG                Director
Stephen A. Gregg


/s/ ANTHONY MEEKER                  Director
Anthony Meeker


/s/ STANLEY G. RENECKER             Director
Stanley G. Renecker